As filed with the Securities and Exchange Commission on June 22, 2026

Registration No. 333-295970

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RenX Enterprises Corp.
(Exact name of registrant as specified in its charter)

Delaware	87-1375590
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

100 Biscayne Blvd., #1201

Miami, Florida 33132

(786) 808-5776

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Villarreal

Chief Executive Officer

100 Biscayne Blvd., #1201

Miami, Florida 33132

(786) 808-5776

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Leslie Marlow, Esq.
Melissa Palat Murawsky, Esq.

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

Telephone: (212) 885-5000

Facsimile: (212) 885-5001

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the Selling Stockholders named in this prospectus are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 22, 2026

PRELIMINARY PROSPECTUS

13,022,458 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named in this prospectus (the “Selling Stockholders”) from time to time of up to 13,022,458 shares of common stock, par value $0.001 per share (the “Common Stock”), of RenX Enterprises Corp. (the “Company,” “we,” “our,” or “us”). The shares of Common Stock being registered herewith consist of: (i) up to an aggregate of 2,393,784 shares of Common Stock (the “First Conversion Shares”) issuable upon the conversion of those certain senior convertible notes in the aggregate principal amount of $6,300,000 (the “First Notes”) that we issued to the Selling Stockholders on May 4, 2026 (the “First Closing Date”) pursuant to that securities purchase agreement, dated April 30, 2026 (the “Purchase Agreement”), by and between us and the Selling Stockholders, as more fully described in this prospectus; (ii) up to 3,917,099 shares of Common Stock (the “First Warrant Shares”) issuable upon exercise of certain accompanying warrants (the “First Warrants”) that were issued to the Selling Stockholders together with the First Notes on May 4, 2026 pursuant to the Purchase Agreement; (iii) up to an aggregate of 2,545,770 shares of Common Stock (the “Second Conversion Shares” and, together with the First Conversion Shares, the “Conversion Shares”) issuable upon the conversion of those certain senior convertible notes in the aggregate principal amount of $6,700,000 (the “Second Notes” and, together with the First Notes, the “Notes”) that we will issue to the Selling Stockholders promptly after effectiveness of the registration statement on Form S-3, of which this prospectus forms a part; and (iv) up to 4,165,805 shares of Common Stock (the “Second Warrant Shares” and, together with the First Warrant Shares, the “Warrant Shares”) that will be issuable upon exercise of certain accompanying warrants (the “Second Warrants” and, together with the First Warrants, the “Warrants”) that we will issue to the Selling Stockholders together with the Second Notes promptly after effectiveness of the registration statement on Form S-3, of which this prospectus forms a part.

The 4,939,554 Conversion Shares issuable upon conversion of the Notes assumes the full conversion of the Notes, plus accrued interest, into shares of Common Stock, at the initial conversion price (the “Initial Conversion Price”) of $2.895 per share (assuming no reduction in the Initial Conversion Price and that the Notes accrued interest at 10% for a period of twelve (12) months), without giving effect to any default interest or penalties which may accrue thereunder and without regard to any conversion limitations set forth in the Notes. The Warrants are exercisable immediately upon issuance, have a term of six years from the date of issuance and are exercisable at a price of $2.67 per share of Common Stock. The Conversion Shares and the Warrant Shares are collectively referred to as (the “Private Placement Shares”). The 4,939,554 shares of Common Stock issuable upon conversion of the Notes do not include any shares of Common Stock that may become issuable upon conversion of the Notes as a result of a decrease of the conversion price below the Initial Conversion Price and the issuance of the 4,939,554 shares of Common Stock upon conversion of the Notes at the Initial Conversion Price does not require approval of our stockholders prior to issuance; however, the issuance of any additional shares of Common Stock upon conversion of the Notes resulting from a decrease of the conversion price of the Notes below the Initial Conversion Price does require approval of our stockholders prior to such issuance.

The First Notes and the First Warrants were, and the Second Notes and Second Warrants will be, issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, as applicable. We are registering the Private Placement Shares for resale by the Selling Stockholders.

We are filing this registration statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations to register the resale of the Private Placement Shares by the Selling Stockholders. See “Selling Stockholders” beginning on page 16 of this prospectus for more information about the Selling Stockholders. Our registration of the shares of Common Stock covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of such shares of Common Stock. The Selling Stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of Common Stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

The issuance of the shares of Common Stock covered by this prospectus could cause substantial dilution to our existing stockholders. The number of shares covered by this prospectus represents approximately 498% of the number of shares of Common Stock outstanding as of the date of this prospectus. The actual number of shares of Common Stock that we issue to the Selling Stockholders may be less than the aggregate number of shares covered by this prospectus. Please refer to risk factor entitled “The issuance of all of the shares of Common Stock covered by this prospectus will significantly increase the total number of shares of Common Stock issued and outstanding and thereby cause our existing stockholders to experience substantial dilution” on page 7 of this prospectus. For additional information regarding the terms of the Notes and the Warrants, including those terms which may affect the number of Conversion Shares and Warrant Shares that may be issued to the holders of the Notes and the Warrants, you should refer to the section of this prospectus entitled “The Private Placement.”

We will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders. However, we will receive proceeds from the exercise of the Warrants, if the Warrants are exercised by the Selling Stockholders for cash. We intend to use those proceeds, if any, for general corporate purposes.

Any Private Placement Shares subject to resale hereunder will have been issued by us and acquired by the Selling Stockholders prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the Private Placement Shares in this offering. We will bear all costs, expenses and fees in connection with the registration of the Private Placement Shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Private Placement Shares.

Shares of our Common Stock are traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “RENX.” On June 17, 2026, the closing sale price of our Common Stock on Nasdaq was $1.80 per share.

We are an “emerging growth company” and a “smaller reporting company,” each as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings. See the sections of this prospectus entitled “Prospectus Summary - Implications of Being an Emerging Growth Company” and “Prospectus Summary – Implications of Being a Smaller Reporting Company.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make an investment decision.

Investment in our Common Stock involves risk. See “Risk Factors” contained in this prospectus on page 6, under similar headings in our annual and periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2026.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the Common Stock offered under this prospectus. The registration statement, including the exhibits, can be read on our website and the website of the Securities and Exchange Commission. See “Where You Can Find More Information.”

Information contained in, and that can be accessed through our web site, www.renxent.com, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the Common Stock offered hereunder.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” “RenX” and “our business” refer to RenX Enterprises Corp. and “this offering” refers to the offering contemplated in this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). Under this registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholders of the Private Placement Shares offered by them described in this prospectus.

This prospectus provides you with a general description of the Private Placement Shares that the Selling Stockholders may offer. A prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained, or incorporated by reference, in this prospectus, any post-effective amendment, or any applicable prospectus supplement or free-writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus is an offer to sell only the Private Placement Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

ii

PROSPECTUS SUMMARY

This summary highlights certain information about us and selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read this entire prospectus and the documents incorporated by reference carefully, especially the risks of investing in our Common Stock discussed under and incorporated by reference in “Risk Factors” on page 6 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus, before making an investment decision.

On October 8, 2024, we effected a 1-for-20 reverse stock split of our then-outstanding Common Stock (the “2024 Stock Split”). All share and per share amounts set forth in this prospectus from the period prior to the 2024 Stock Split have been retroactively adjusted to reflect the 2024 Stock Split.

On March 26, 2026, we effected a 1-for-20 reverse stock split of our then-outstanding Common Stock (the “2026 Stock Split”). All share and per share amounts set forth in this prospectus from the period prior to the 2026 Stock Split have been retroactively adjusted to reflect the 2026 Stock Split.

The Company

RenX Enterprises Corp. is a Delaware corporation, originally formed in 2021 under the name SGB Development Corp., to engage in real property development using purpose-built, prefabricated modules constructed from both wood and steel. From our inception through 2023, our operations primarily focused on the acquisition, entitlement, and development of residential properties in high-growth markets across the United States. These efforts included the direct acquisition of land, strategic investments in real estate entities, and joint venture partnerships targeting green, single-family and multifamily housing projects.

In 2023 and early 2024, we expanded our strategy by investing in real estate-related artificial intelligence (“AI”) technologies and entering into additional joint ventures in the Southern Texas market aimed at developing sustainable single-family housing. Due to our shift in focus described below, we are no longer pursuing real estate AI related activities. We also announced plans to monetize our real estate holdings by selling properties where third-party appraisals indicated meaningful value appreciation, with proceeds to be reinvested into our current operations.

In June 2025, we completed our acquisition of Resource Group US Holdings LLC (“Resource Group”), which marked a significant strategic shift in our core business. Resource Group, through its subsidiaries, is a vertically integrated, full-service operator in the engineered soils and organic recycling industry. Its operations center on the transformation of targeted organic green waste materials into environmentally friendly soil and mulch products. Through our subsidiary, Zimmer Equipment Inc. (“ZEI”), we provide comprehensive waste logistics and collection services for our own products as well as for products of third parties through ZEI’s owned fleet of high-capacity transportation equipment and third-party contractors engaged by us. ZEI offers year-round collection and disposal services through high-capacity grapple trucks, open-top walking floor trailers, and variable-sized containers serving green waste generators, landscaping companies, golf courses, communities, and municipalities. Resource Group works with ZEI to streamline operations by internalizing certain transportation services, reducing over-the-road mileage, lowering disposal costs, and maximizing efficiency.

We currently operate in three segments: biomass recycling, logistics, and real estate. While our logistics business operated by our subsidiary, ZEI, and our biomass recycling business operated by our subsidiary, Resource Group, are expected to serve as our primary operational focuses going forward, we also currently intend to continue to monetize our legacy real estate assets and joint venture interests.

Risks Associated with this Offering

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section of this prospectus entitled “Risk Factors” and under similarly titled headings of the documents incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with this offering include:

●	If we fail to comply with the continued listing requirements of Nasdaq, our Common Stock may be delisted and the price of our Common Stock and our ability to access the capital markets could be negatively impacted.

●	It is not possible to predict the actual number of shares of Common Stock we will issue upon conversion of the Notes.

●	The sale of a substantial amount of our shares in the public market could adversely affect the prevailing market price of our securities.

●	The issuance of the shares of Common Stock covered by this prospectus could significantly increase the total number of shares of Common Stock issued and outstanding and thereby cause our existing stockholders to experience substantial dilution.

●	Under the Purchase Agreement, we are subject to certain restrictive covenants that may make it difficult to procure additional financing.

●	Investors who buy shares at different times will likely pay different prices.

●	We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock.

●	Stockholders may experience significant dilution as a result of potential future financings that we may effect.

●	An active trading market for our Common Stock may not be sustained.

●	Our share price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the federal securities laws. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. As a result:

●	we are required to have only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operation in this prospectus;

●	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and financial statements (i.e., an auditor discussion and analysis) compliance with new or revised accounting standards until they are made applicable to private companies;

●	we are not required to engage an auditor to provide an attestation to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

●	we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation; and

●	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say on pay,” “say on frequency” and “say on golden parachute arrangements.”

We may take advantage of these reduced reporting and other requirements until the earlier of (i) the last day of the first fiscal year following the fifth anniversary of the completion of this offering; (ii) the last day of the first fiscal year in which we have total annual gross revenue of at least $1.235 billion; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such fiscal year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and the registration statement of which this prospectus is a part, and we may elect to take advantage of other reduced reporting requirements in the future. As a result, the information that we provide to our stockholders may be different than, and not comparable to, information presented by other public reporting companies.

Implications of Being a Smaller Reporting Company

We are also a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares held by non-affiliates equals or exceeds $700 million as of the prior June 30th. Such reduced disclosure and corporate governance obligations may make it more challenging for investors to analyze our results of operations and financial prospects. We may be a smaller reporting company even after we are no longer an emerging growth company.

Corporate Information

We were incorporated in Delaware on February 27, 2021. Our principal executive office is located at 100 Biscayne Blvd., Floor 12, Suite 1201, Miami, Florida 33132, and our phone number is (786) 808-5776. We maintain a website at www.renxent.com. The reference to our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of this prospectus.

In December 2022, Safe & Green Holdings Corp. (“SG Holdings”), the then owner of 100% of our issued and outstanding securities, announced its plan to separate Safe and Green Development and SG Holdings into two separate publicly traded companies (the “Separation”). To implement the Separation, on September 27, 2023 (the “Distribution Date”), SG Holdings, effected a pro rata distribution to SG Holdings’ stockholders of approximately 30% of the outstanding shares of our Common Stock (the “Distribution”). Immediately after the Distribution, we were no longer a wholly owned subsidiary of SG Holdings and SG Holdings held approximately 70% of our issued and outstanding securities. SG Holdings no longer holds any of our issued and outstanding securities. On September 28, 2023, our Common Stock began trading on the Nasdaq Capital Market under the symbol “SGD.”

Effective December 19, 2025, we changed our corporate name to RenX Enterprises Corp. and our Common Stock began trading on the Nasdaq Capital Market under the symbol “RENX.”

THE OFFERING

This prospectus relates to the resale or other disposition from time to time by the Selling Stockholders identified in this prospectus of up to 13,022,458 Private Placement Shares. None of the Private Placement Shares registered for resale hereby are being offered for sale by us.

Shares of Common Stock outstanding prior to this offering	2,613,022 shares

Shares of Common Stock offered by the Selling Stockholders

13,022,458 shares of our Common Stock, consisting of: (i) 2,393,784 shares of Common Stock issuable upon the conversion of the First Notes, assuming the full conversion of the First Notes, plus accrued interest, into shares of Common Stock, at the conversion price of $2.895 per share (assuming no reduction in the conversion price below the $2.895 Initial Conversion Price and that the First Notes accrued interest at 10% for a period of twelve (12) months), without giving effect to any default interest or penalties which may accrue thereunder and without regard to any conversion limitations set forth in the First Notes; and (ii) 3,917,099 shares of Common Stock issuable upon exercise of the First Warrants; (iii) 2,545,770 shares of Common Stock issuable upon the conversion of the Second Notes, assuming the full conversion of the Second Notes, plus accrued interest, into shares of Common Stock, at the conversion price of $2.895 per share (assuming the Second Notes accrued interest at 10% for a period of twelve (12) months), without giving effect to any default interest or penalties which may accrue thereunder and without regard to any conversion limitations set forth in the Second Notes; and (iv) 4,165,805 shares of Common Stock issuable upon exercise of the Second Warrants.

Terms of the offering	The Selling Stockholders and any of their pledgees, assignees and successors-in-interest will determine when and how they sell the Private Placement Shares offered in this prospectus and may, from time to time, sell any or all of their shares covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These sales may be at fixed or negotiated prices. See “Plan of Distribution.”

Common Stock outstanding after this offering	15,636,480

Registration Rights	In connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of April 30, 2026, with each of the Selling Stockholders. Under the terms of the Registration Rights Agreement, we agreed to prepare and file this registration statement with respect to the registration of the Private Placement Shares by the Selling Stockholders by the 15th calendar day following the First Closing Date and to use commercially reasonable efforts to have the registration statement declared effective as promptly as possible thereafter, and in any event not more than 60 days following the First Closing Date (or 75 days following the First Closing Date in the event of a “full review” by the SEC) (the “Initial Registration Statement Effectiveness Date”). The Registration Rights Agreement further provides that we shall use commercially reasonable efforts to keep such registration statement effective at all times until all securities covered by such registration statement have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144.

Use of Proceeds	The Selling Stockholders will receive all of the proceeds from the sale of any Private Placement Shares sold by them pursuant to this prospectus. We will not receive any proceeds from the sale of the Private Placement Shares by the Selling Stockholders (although we may receive proceeds from the exercise of the Warrants, to the extent such Warrants are exercised for cash by the Selling Stockholders). See “Use of Proceeds” in this prospectus.

Risk Factors	You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase shares of our Common Stock.

Nasdaq symbol	Shares of our Common Stock are listed on Nasdaq under the symbol “RENX.”

Except as otherwise indicated, the number of shares of Common Stock to be outstanding immediately after this offering is based on 2,613,022 shares of Common Stock outstanding as of June 17, 2026, and excludes:

●	1,934,926 shares of Common Stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $3.49 per share, which excludes the First Warrant Shares;

●	10,114 shares of Common Stock issuable upon the conversion of 33,713 outstanding shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”);

●	2,048 shares of Common Stock issuable upon the conversion of 551 outstanding shares of Series B Non-Voting Convertible Preferred Stock (the “Series B Preferred Stock”);

●	16,000 shares of Common Stock issuable upon the exercise of options outstanding at a weighted average exercise price of $5.40 per share;

●	1,117,685.69 shares of Common Stock issuable upon the exercise of outstanding convertible notes in the aggregate principal amount of $6,042,985.39, plus interest of $238,408.19, at the conversion price of $5.62 per share, which excludes the First Conversion Shares issuable upon conversion of the First Notes; and

●	474,063 shares of Common Stock reserved for future issuance under the Company’s 2023 Incentive Compensation Plan (the “2023 Plan”).

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the outstanding warrants or options, no conversion of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, no conversion of outstanding convertible promissory notes and no settlement of outstanding restricted stock units described in the bullets above.

RISK FACTORS

Investing in our shares of Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should consider carefully the risks and uncertainties described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any free writing prospectus, before deciding whether to purchase our Common Stock in this offering. All of these risk factors are incorporated herein in their entirety. The risks described below and incorporated by reference are material risks currently known, expected or reasonably foreseeable by us. However, the risks described below and incorporated by reference are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. For more information, see the section entitled “Where You Can Find More Information.”

If we fail to comply with the continued listing requirements of Nasdaq, our Common Stock may be delisted and the price of our Common Stock and our ability to access the capital markets could be negatively impacted.

Our Common Stock is currently listed for trading on Nasdaq. We must satisfy Nasdaq’s continued listing requirements, including, among other things, a minimum stockholders’ equity of $2.5 million and a minimum closing bid price of $1.00 per share or risk delisting, which would have a material adverse effect on our business. A delisting of our Common Stock from Nasdaq could materially reduce the liquidity of our Common Stock and result in a corresponding material reduction in the price of our Common Stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.

On January 26, 2026, we received a letter from Nasdaq notifying us that for the preceding 30 consecutive business days (December 5, 2025 through January 20, 2026), our Common Stock did not maintain a minimum closing bid price of $1.00 per share as required by Nasdaq Listing Rule 5550(a)(2) (“Minimum Bid Price Requirement”). The notice had no immediate effect on the listing or trading of our Common Stock, which continues to trade on the Nasdaq Capital Market under the symbol “RENX.” In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a compliance period of 180 calendar days, or until July 27, 2026, to regain compliance with Nasdaq Listing Rule 5550(a)(2). On December 8, 2025, our stockholders approved and authorized us to amend our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split at a ratio of 1-for-5 to 1-for-20, and on March 26, 2026, we effected the 1-for-20 reverse stock split of our then-outstanding Common Stock. Nasdaq Listing Rule 5810(c)(3)(A)(iv) states that any listed company that fails to meet the Minimum Bid Price Requirement and has effected a reverse stock split over the prior one-year period, or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, will not be eligible for an automatic 180-day grace compliance period and the Nasdaq Listing Qualifications Department is obligated to immediately issue a delisting determination if it should fail to meet any continued listing requirements. Therefore, if we were to fail to meet any continued listing requirements we would immediately be issued a delisting determination. Further, the Nasdaq rule provides that a company will not be considered to have regained compliance with the minimum bid price requirement if the company takes an action to achieve compliance (such as a reverse split) and that action results in our security falling below the numeric threshold for another listing requirement.

On April 10, 2026, we received written notice (“Listing Notification”) from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that hawse had regained compliance with Nasdaq Listing Rule 5550(a)(2), which requires that companies listed on the Nasdaq Capital Market maintain a minimum bid price of $1.00 per share. Nasdaq notified the Company in the Listing Notification that for the last 10 consecutive business days, from March 26, 2026 through April 9, 2026, the closing bid price of our Common Stock has been at $1.00 per share or greater and, accordingly, we had regained compliance with Nasdaq Listing Rule 5550(a)(2) and that the matter was now closed.

Additionally, Nasdaq has recently proposed a new rule change to (i) adopt Listing Rules 5450(a)(3) and 5550(a)(6) to require issuers listed on the Nasdaq Global and Capital Markets, respectively, to maintain a minimum Market Value of Listed Securities (as defined in Nasdaq Listing Rule 5005(a)(23)) of at least $5.0 million for a period of 30 consecutive business days, and (ii) amend Rule 5810 to suspend trading and immediately delist from Nasdaq securities of issuers that do not satisfy the proposed new requirements, and Rule 5815 to set forth the procedures for requesting a hearing before a Hearings Panel and the scope of the Panel’s discretion (collectively, the “Proposed $5 Million MVLS Rule”). On April 28, 2026, the SEC notified Nasdaq that it had determined to delay the implementation of the new standards to seek additional public feedback on the Proposed $5 Million MVLS Rule, providing the public at least 21 days to comment on the proposed rule. As of June 17, 2026, the market value of our listed securities is less than $5 million. If the SEC approves the Proposed $5 Million MVSL Rule and the market value of our listed securities does not meet the $5.0 million requirement as of the date it goes into effect, our securities will be subject to delisting.

There is no assurance that we will maintain compliance with all applicable requirements for continued listing on Nasdaq. If our Common Stock were delisted from Nasdaq, trading of our Common Stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market, and many investors would likely not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our Common Stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our Common Stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our Common Stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

 It is not possible to predict the actual number of shares of Common Stock we will issue upon conversion of the Notes.

The Selling Stockholders have the option to determine whether the obligations outstanding under the Notes are paid in cash or shares of Common Stock. Accordingly, the actual number of shares of Common Stock that will be issued upon conversion of the Notes, if any, cannot be determined at this time.

The sale of a substantial amount of our shares in the public market could adversely affect the prevailing market price of our securities.

We are registering for resale up to 13,022,458 shares of our Common Stock, which is a significant number of shares compared to the current number of shares of our Common Stock issued and outstanding. Sales of a substantial amount of shares of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. The issuance of the Conversion Shares and the Warrant Shares, for example, is likely to further depress the price of our Common Stock, which could, among other factors, make it more difficult for us to maintain compliance with Nasdaq’s continued listing requirements. We cannot predict if and when the Selling Stockholders may sell such shares of our Common Stock in the public markets. Furthermore, in the future, we may issue additional shares of our Common Stock or other equity or debt securities convertible into shares of our Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause the market price of our securities to decline.

The issuance of the shares of Common Stock covered by this prospectus could significantly increase the total number of shares of Common Stock issued and outstanding and thereby cause our existing stockholders to experience substantial dilution.

The shares of Common Stock being offered pursuant to this prospectus represent Conversion Shares and Warrant Shares. As of June 17, 2026, there were 2,613,022 shares of Common Stock outstanding (prior to any deemed issuance of any Conversion Shares or First Warrant Shares). The number of shares covered by this prospectus represents approximately 498% of the number of shares of Common Stock issued and outstanding as of the date of this prospectus. As a result, if we are required to issue the maximum number of Private Placement Shares that are being registered hereunder, an existing stockholder’s proportionate interest in us will be substantially diluted. The actual number of shares of Common Stock that we issue to the Selling Stockholders may be less than the aggregate number of shares covered by this prospectus.

Under the Purchase Agreement, we are subject to certain restrictive covenants that may make it difficult to procure additional financing.

The Purchase Agreement contains restrictive covenants which restrict our ability to issue securities or file additional registration statements. If we require additional funding while these restrictive covenants remain in effect, we may be unable to effect a financing transaction on terms acceptable to us, or at all, while also remaining in compliance with the terms of the Purchase Agreement, or we may be forced to seek a waiver from the purchasers party to the Purchase Agreement, which such purchasers are not obligated to grant to us.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase Private Placement Shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The Selling Stockholders may sell such Private Placement Shares at different times and at different prices.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock.

We may from time-to-time issue additional shares of Common Stock or preferred stock. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, Common Stock or preferred stock. Any future issuances of Common Stock or securities convertible into Common Stock, would further dilute the percentage ownership of us held by holders of Common Stock. In addition, the issuance of certain securities, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the Common Stock.

Stockholders may experience significant dilution as a result of potential future financings.

Purchasers of the Private Placement Shares in this offering, as well as our existing stockholders, will experience significant dilution if we sell additional shares at prices significantly below the price at which they invested. In addition, we may issue additional shares of Common Stock or other equity securities exercisable for shares of Common Stock in connection with, among other things, future acquisitions of additional companies or assets, or under our equity incentive plans, in certain cases without stockholder approval. Our existing stockholders may experience significant dilution if we issue shares of Common Stock in the future at prices below the price at which previous stockholders invested.

Our issuance of additional shares of Common Stock or other Common Stock equivalents would have the following effects:

●	our existing stockholders’ proportionate ownership interest in us will decrease;

●	the relative voting strength of each previously outstanding ordinary share may be diminished; and

●	the market price of our Common Stock may decline.

An active trading market for our Common Stock may not be sustained.

Although our Common Stock is listed on Nasdaq, the market for our Common Stock has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our Common Stock may impair investors’ ability to sell their shares of Common Stock at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares of Common Stock and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to utilize our shares as consideration in any licensing or other collaboration transactions with third parties.

Our share price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

Our Common Stock is currently traded on Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Common Stock may not necessarily be a reliable indicator of our fair market value. The price at which our Common Stock trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of sources of revenues, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “poise,” “project,” “potential,” “suggest,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference into this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The section in this prospectus entitled “Risk Factors” and the sections in our periodic reports, including the Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC, on April 1, 2026 entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference into this prospectus, discuss some of the factors that could contribute to these differences.

Please consider our forward-looking statements in light of those risks as you read this prospectus and the documents incorporated by reference into this prospectus. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should not assume that the information contained in this prospectus is accurate as of any date other than as of the date of this prospectus, or that any information incorporated by reference into this prospectus is accurate as of any date other than the date of the document so incorporated by reference. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any securities, you should consider carefully all of the factors set forth or referred to in this prospectus and the documents incorporated by reference that could cause actual results to differ.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this document, particularly in the section entitled “Risk Factors” of this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus and the documents that we have filed as exhibits to this prospectus and incorporated by reference herein completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

THE PRIVATE PLACEMENT

On April 30, 2026, we entered into a securities purchase agreement (the “Purchase Agreement”) with the Selling Stockholders related to a tranched private placement transaction (the “Private Placement”) of senior convertible preferred notes (collectively the “April PIPE Notes”) and warrants (collectively, the “April PIPE Warrants”) to purchase shares of Common Stock, as more particularly set forth below. Pursuant to the Purchase Agreement, we (i) issued and sold to the Selling Stockholders, at the First Closing on May 4, 2026 (the “First Closing”), the First Notes in the aggregate principal amount of $6,300,000 and the First Warrants to purchase an aggregate of 3,917,099 shares of Common Stock (which is equal to 180% of the face value of the First Notes divided by the Initial Conversion Price of $2.895); (ii) agreed to issue and sell to the Selling Stockholders, at a second closing (the “Second Closing”), the Second Notes in the aggregate principal amount of $6,700,000 and the Second Warrants to purchase an aggregate of 4,165,805 shares of Common Stock (which is equal to 180% of the face value of the Second Notes divided by the Initial Conversion Price), such issuance to occur promptly after effectiveness of this Registration Statement (the “Initial Registration Statement”) registering the Conversion Shares and the Warrant Shares; and (iii) agreed to sell and issue to the Selling Stockholders, additional April PIPE Notes in the aggregate principal amount of up to $87,000,000 (the “Additional Notes”) and April PIPE Warrants (the “Additional Warrants”) to purchase an aggregate of 54,093,267 shares of Common Stock (which is equal to 180% of the principal amount of the Additional Notes that may be issued, divided by the Initial Conversion Price (the “Additional Warrant Shares”)), such issuances of Additional Notes and Additional Warrants to be at additional closings (each, an “Additional Closing” and together with the First Closing and Second Closing, each a “Closing”) from time to time as determined by us and the Selling Stockholders, subject to the Company’s and the Selling Stockholders’ mutual consent to such sales and issuances and certain conditions being met.

Dawson James Securities, Inc. (“Dawson James”) served as our exclusive placement agent in connection with the Private Placement pursuant to the terms of a placement agency agreement (the “Placement Agency Agreement”), dated April 30, 2026, entered into between us and Dawson James. Pursuant to the Placement Agency Agreement, Dawson James is entitled to receive (i) a cash fee equal to 4.6% of the aggregate gross proceeds of the Private Placement, (ii) up to $55,000 for legal fees and expenses, and (iii) a warrant exercise fee of 7% of the gross cash proceeds received as a result of the exercise for cash of any warrants that have been or may be issued pursuant to the Purchase Agreement or any warrants issued in connection with our private placement that closed on February 17, 2026.

Set forth below is a summary of the Private Placement transaction and the related agreements. Copies of the related agreements have been filed as exhibits to this registration statement and our Current Report on Form 8-K, filed with the SEC on May 5, 2026. You are encouraged to review the full text of such agreements.

The First Closing

The First Notes, without taking into account any accrued and unpaid interest, are initially convertible, at the option of the holder, into an aggregate of 2,176,168 shares of Common Stock at the Initial Conversion Price, which is equal to the Minimum Price (as defined in the rules of The Nasdaq Capital Market) (the “Nasdaq Minimum Price”) at the time of the signing of the Purchase Agreement plus $0.225. Assuming that the First Notes accrue interest at 10% for a period of 12 months, the First Notes would be convertible into an aggregate of 2,393,784 shares of Common Stock, based on the Initial Conversion Price and assuming no reduction in the Initial Conversion Price. The First Warrants have a term of six years from the date of issuance and are exercisable at a price of $2.67 per share of Common Stock (the “Exercise Price”).

The First Closing of the Private Placement occurred on May 4, 2026, the First Closing Date. The net proceeds to us from the First Closing of the Private Placement were approximately $5.7 million, after deducting placement agent fees and the payment of other offering expenses associated with the offering that were payable by us.

The Second Closing

The Second Closing shall occur promptly after effectiveness of the registration statement, of which this prospectus forms a part, registering the First Conversion Shares and the Second Conversion Shares, in each case calculated based on the Initial Conversion Price, and the First Warrant Shares and the Second Warrant Shares.

The Second Notes shall have the same terms as the First Notes, and, without taking into account any accrued and unpaid interest, will be initially convertible, at the option of the holder, into an aggregate of 2,314,336 shares of Common Stock at the Initial Conversion Price. Assuming that the Second Notes accrue interest at 10% for a period of 12 months, the Second Notes would be convertible into an aggregate of 2,545,770 shares of Common Stock, based on the Initial Conversion Price. The Second Warrants will have a term of six years from the date of issuance and will be exercisable at the Exercise Price.

The net proceeds to us from the Second Closing of the Private Placement are expected to be approximately $6.4 million, after deducting placement agent fees and the payment of other offering expenses associated with the offering that will be payable by us. Pursuant to the Purchase Agreement, we agreed to use the net proceeds from the Private Placement, following the Second Closing, for the repayment of certain outstanding senior convertible notes (the “February Notes”) sold and issued to the Selling Stockholders pursuant to that securities purchase agreement, dated as of February 12, 2026, in an amount equal to 110% of the outstanding aggregate principal amount of such February Notes.

Additional Closings

Subject to the satisfaction of certain closing conditions, including the mutual agreement of us and the Selling Stockholders, Additional Closings for an aggregate of up to $87,000,000 may occur from time to time after the Second Closing. There can be no assurance that any Additional Closings will occur.

The Additional Notes, if any, shall have the same terms as the First Notes, and, without taking into account any accrued and unpaid interest, will be initially convertible, at the option of the holder, into an aggregate of up to 30,051,816 shares. Assuming that all Additional Notes are issued and sold and that such Additional Notes accrue interest at 10% for a period of 12 months, the Additional Notes would be convertible into an aggregate of 33,056,996 shares of Common Stock, based on the Initial Conversion Price. The Additional Warrants, if any, will have a term of six years from the date of issuance and will be exercisable at the Exercise Price.

The Securities Purchase Agreement

Restrictions on Subsequent Equity Sales

The Purchase Agreement provides that, (i) from the date of the Purchase Agreement, with respect to the First Closing, and, (ii) from the date of each Closing, with respect to each Closing other than the First Closing, and in each case, until the date that is 30 trading days following each applicable Registration Statement Effectiveness Date (as defined below), we and our subsidiaries may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or common stock equivalents or file any registration statement or amendment or supplement thereto other than a registration statement providing for the resale of the shares of Common Stock issuable upon exercise of the April PIPE Warrants (the “April PIPE Warrant Shares”) and the shares of Common Stock issuable upon conversion of the April PIPE Notes (the “April PIPE Conversion Shares”), subject to certain other limited exceptions.

The Purchase Agreement further provides that until the date on which the April PIPE Notes are no longer outstanding, we will be prohibited from effecting or entering into an agreement to effect any issuance by us or any of our subsidiaries of Common Stock or common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined therein).

Participation in Future Financings

Pursuant to the Purchase Agreement, until 12 months after the date on which the April PIPE Notes are no longer outstanding, upon us or any of our subsidiaries issuing any securities, including Common Stock, preferred stock, Indebtedness (as defined in the Purchase Agreement) or options or securities convertible into shares of Common Stock (a “Subsequent Financing”), the Selling Stockholders shall have the right to participate in the Subsequent Financing up to an amount, in the aggregate, equal to 50% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the financing.

The Purchase Agreement provides that at no time can the participation rights granted pursuant thereto together with all pre-existing rights granted to such Selling Stockholder to participate in any Subsequent Financing exceed such Selling Stockholders’ respective pro rata portion of the Participation Maximum.

Stockholder Approval

Pursuant to the Purchase Agreement, we agreed to hold a meeting of stockholders at the earliest practical date after the First Closing Date (and in no event later than 60 days after the First Closing Date) (the “Stockholder Meeting Deadline”) and use our reasonable best efforts to obtain (i) such approval as may be required under the applicable rules of Nasdaq from our stockholders with respect to the issuance of April PIPE Conversion Shares at the Alternate Conversion Price (as defined in the April PIPE Notes) and (ii) approval from our stockholders of a reverse stock split of Common Stock at a ratio to be determined by our Board of Directors in its discretion (the “Stockholder Approval”).

Our 2026 Annual Meeting of Stockholders was held on June 12, 2026 (the “Annual Meeting”), at which meeting we presented, and our stockholders approved, the foregoing proposals.

Miscellaneous

The Purchase Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, each of the Selling Stockholders represented to us, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and we sold, and to the extent not yet sold, will sell, the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Pursuant to the Purchase Agreement, we also agreed to restructure or equitize certain outstanding promissory notes previously issued to certain related parties, in the aggregate principal amount of $6,305,517. In connection with this obligation, on June 11, 2026, we entered into an exchange agreement with Index Equity US, LLC, a related party, to exchange $7,169,072.79 of principal and accrued interest outstanding under an Amended and Restated Promissory Note, dated January 1, 2025 for 7,169 shares of a newly designated series of Series C Convertible Preferred Stock, convertible at an initial conversion price of $2.895 per share into 2,476,338.51 shares of our Common Stock and a common stock purchase warrant to purchase up to 619,084 shares of our Common Stock exercisable at an initial exercise price of $2.895 per share, subject to, among other things, adjustment, stockholder approval (if required under Nasdaq rules) and certain beneficial ownership limitations.

Securities Issued

The April PIPE Notes

The April PIPE Notes mature twelve (12) months from their date of issuance (subject to extension under certain circumstances) (the “Maturity Date”), bear interest at a rate of 10% per annum, and are payable in full on the Maturity Date. The April PIPE Notes are unsecured and are senior to all other Indebtedness (as such term is defined in the April PIPE Notes) of the Company and its subsidiaries, with each April PIPE Note ranking pari passu with all other April PIPE Notes.

The April PIPE Notes are initially convertible, at the option of the holder, at any time after the date of issuance, into that number of shares of Common Stock equal to the principal amount of the April PIPE Notes, plus all accrued and unpaid interest and late charges and any other unpaid amounts, at the Initial Conversion Price of $2.895 per share, subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events. The issuance of the 2,393,784 shares of Common Stock upon conversion of the First Notes that are being registered pursuant to this registration statement does not require Stockholder Approval; however, the issuance of shares of Common Stock upon conversion of the First Notes at a conversion price below the Initial Conversion Price will require Stockholder Approval. Subject to the receipt of Stockholder Approval, the holders of the April PIPE Notes shall have the right, at any time after the later of (i) the date of the receipt of the Stockholder Approval and (ii) 120 calendar days following the First Closing Date, to convert their April PIPE Notes or any portion thereof into shares of Common Stock (an “Alternate Conversion”) at a conversion price (the “Alternate Conversion Price”) equal to the greater of (x) a floor price of $0.534 (which is equal to 20% of the Nasdaq Minimum Price applicable to the First Notes) (the “Floor Price”) and (y) 92% of the lowest volume weighted average price (“VWAP”) in the ten trading days prior to the date of such Alternate Conversion.

The holders of the April PIPE Notes are prohibited from converting the April PIPE Notes into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the option of the holder, 9.99%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such exercise.

The April PIPE Notes are redeemable by us at any time, at our option, in whole or in part, at a redemption price equal to 110% of the sum of the principal amount to be redeemed plus accrued interest, if any.

The April PIPE Notes contain certain customary and other events of default. If an event of default occurs, from and after the occurrence, and during the continuance of, such event of default, the interest rate of the April PIPE Notes shall automatically increase to 18% per annum until such event of default is cured. Additionally, if an event of default occurs, the holders of outstanding April PIPE Notes may, regardless of whether such event of default has been cured, require us to redeem all or any portion of the outstanding April PIPE Notes at a price equal to the greater of (i) the product of (A) the value of the April PIPE Notes to be redeemed multiplied by (B) 110% and (ii) the product of (X) the value of the April PIPE Notes to be redeemed, divided by the Initial Conversion Price, multiplied by (Y) the product of (1) 110% multiplied by (2) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date we make the entire payment.

Pursuant to the April PIPE Notes, we shall not enter into or be a party to a Fundamental Transaction (as such term is defined in the April PIPE Notes) unless (i) the successor entity assumes in writing all of the obligations under the April PIPE Notes and the other transaction documents and (ii) the successor entity is a publicly traded corporation whose common stock is quoted on or listed for trading on an eligible market, as set forth in the April PIPE Notes.

While the April PIPE Notes are outstanding, subject to certain exempt issuances, if we sell, offer or grant any option or right to purchase, or otherwise disposes of or sells any equity security or equity-linked or related security, any convertible securities any preferred stock or other securities, the holders of outstanding April PIPE Notes shall have the right, in their sole discretion, to require that we apply up to 30% of the gross proceeds from such sales or offers to redeem all, or any portion, of the outstanding April PIPE Notes at a price equal to 110% of the amount of the April PIPE Note being redeemed.

Without giving effect to any default interest or penalties which may accrue thereunder, assuming the issuance and sale of all April PIPE Notes, the full conversion of the April PIPE Notes plus accrued interest in full into Common Stock without regard to any conversion limitations set forth in the April PIPE Notes (assuming the April PIPE Notes accrued interest at 10% for a period of 12 months) and that the April PIPE Notes are converted at the Initial Conversion Price, approximately 2,393,784, 2,545,770 and 33,056,996 shares of Common Stock would be issuable upon conversion of the First Notes, the Second Notes and the Additional Notes, respectively.

Without giving effect to any default interest or penalties which may accrue thereunder, assuming the issuance and sale of all April PIPE Notes, full conversion of the April PIPE Notes plus accrued interest in full into Common Stock without regard to any conversion limitations set forth in the April PIPE Notes (assuming the April PIPE Notes accrued interest at 10% for a period of 12 months) and that the April PIPE Notes are converted at the Floor Price, approximately 12,977,530, 13,801,499 and 179,213,485 shares of Common Stock would be issuable upon conversion of the First Notes, the Second Notes and the Additional Notes, respectively.

The April PIPE Warrants

Exercise Price

The April PIPE Warrants shall be immediately exercisable upon issuance, have a term of six years from the date of issuance, and be exercisable for shares of Common Stock at the Exercise Price of $2.67 per share; provided that the exercise price and number of shares of Common Stock issuable upon exercise of the April PIPE Warrants are subject to customary adjustments pursuant to stock dividends, stock splits or similar events.

Cashless Exercise

In the event there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the shares of Common Stock issuable upon exercise of the outstanding April PIPE Warrants (the “April PIPE Warrant Shares”), the April PIPE Warrants may be exercised, in whole or in part, by means of a “cashless exercise” in which case the holder will be entitled to receive a number of April PIPE Warrant Shares equal to the quotient obtained by dividing, (x) (A) as applicable, the VWAP of the Common Stock on the date immediately preceding the exercise date (if the notice of exercise is (1) both executed and delivered on a day that is not a Trading Day (as defined in the April PIPE Warrant) or (2) both executed and delivered on a trading day prior to the opening of “regular trading hours) or the bid price of the Common Stock as of the time of the holder’s execution of the applicable notice of exercise (if the notice of exercise is executed during “regular trading hours” on a trading day), less the exercise price of the April PIPE Warrant, multiplied by (B) the number of April PIPE Warrant Shares that would be issuable upon exercise of the April PIPE Warrant if the exercise were by means of a cash exercise rather than a cashless exercise, by (y) the price used in (A).

Fundamental Transaction

If a Fundamental Transaction (as such term is defined in the April PIPE Warrant) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that we may exercise and will assume all of our obligations under the April PIPE Warrants with the same effect as if such successor entity had been named in the April PIPE Warrant itself. If holders of the Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the April PIPE Warrant following such Fundamental Transaction. In certain circumstances, the holder will have the right to receive the Black Scholes Value of the April PIPE Warrant calculated pursuant to a formula set forth in the April PIPE Warrants, payable either in cash or under certain circumstances in the same type or form of consideration that is being offered and being paid to the holders of the Common Stock as described in the April PIPE Warrants.

Rights of Holder

Except as otherwise provided in the April PIPE Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of an April PIPE Warrant does not have the rights or privileges of a holder of the Common Stock, including any voting rights, until the holder exercises the April PIPE Warrant.

Limitations on Exercise

The holders of the April PIPE Warrants are prohibited from exercising the April PIPE Warrants for shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the option of the holder, 9.99%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such exercise.

The Registration Rights Agreement

In connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”), dated April 30, 2026, with the Selling Stockholders, pursuant to which we agreed to prepare and file registration statements with the SEC registering the resale of the April PIPE Conversion Shares and the April PIPE Warrant Shares.

Specifically, the Registration Rights Agreement provides that we shall file the Initial Registration Statement registering (i) the First Conversion Shares then issued and issuable upon conversion of the First Notes (assuming on such date the First Notes are converted at the Initial Conversion Price without regard to any conversion limitations contained therein), (ii) all First Warrant Shares issued and issuable upon the exercise of the First Warrants (without regard to any exercise limitations therein), (iii) the Second Conversion Shares to be issuable upon conversion of the Second Notes to be issued upon effectiveness of the Initial Registration Statement (assuming on such date the Second Notes are converted at the Initial Conversion Price without regard to any conversion limitations contained therein), and (iv) all Second Warrant Shares to be issuable upon the exercise of the Second Warrants (without regard to any exercise limitations therein). We are required to file the Initial Registration Statement no later than 15 calendar days after the First Closing Date (the “Initial Registration Statement Filing Date”), and to use its commercially reasonable efforts to have the Initial Registration Statement declared effective as promptly as possible thereafter, and in any event not more than 60 days following the First Closing Date (or 75 days following the First Closing Date in the event of a “full review” by the SEC) (the “Initial Registration Statement Effectiveness Date”).

The Registration Rights Agreement further provides that we shall file another registration statement (the “Second Registration Statement”) registering the difference between (i) the sum of the First Conversion Shares and the Second Conversion Shares, assuming conversion at the Floor Price, and (ii) the First Conversion Shares and the Second Conversion Shares registered pursuant to the Initial Registration Statement. We are required to file the Second Registration Statement no later than 10 calendar days after the date on which we receive Stockholder Approval (the “Second Registration Statement Filing Date”) and to use our commercially reasonable efforts to have the Second Registration Statement declared effective as promptly as possible thereafter, and in any event not more than 60 days following the Second Registration Statement Filing Date (or 75 days following the Second Registration Statement Filing Date in the event of a “full review” by the SEC) (the “Second Registration Statement Effectiveness Date”).

Finally, the Registration Rights Agreement provides that we shall file an additional registration statement (an “Additional Registration Statement”) registering (i) all shares of Common Stock then issued and issuable upon conversion in full of the Additional Notes (assuming on such date that the Additional Notes are converted in full at the Floor Price of the Additional Notes without regard to any conversion limitations therein) and (ii) all Additional Warrant Shares then issued and issuable upon exercise of the Additional Warrants issued and issuable in the Additional Closing (assuming on such date that such Additional Warrants are exercised at the initial exercise price in full without regard to any exercise limitations therein). We are required to file each Additional Registration Statement no later than 10 calendar days after the date of such Additional Closing (the “Additional Registration Statement Filing Date” and, together with the Initial Registration Statement Filing Date and the Second Registration Statement Filing Date, the “Filing Date”) and to use our commercially reasonable efforts to have such Additional Registration Statement declared effective as promptly as possible thereafter, and in any event not more than 60 days following the Additional Registration Statement Filing Date (or 75 days following the Additional Registration Statement Filing Date in the event of a “full review” by the SEC) (the “Additional Registration Statement Effectiveness Date” and, together with the Initial Registration Statement Effectiveness Date and the Second Registration Statement Effectiveness Date, the “Effectiveness Date”).

Pursuant to the Registration Rights Agreement, we will be required to pay to the Selling Stockholders liquidated damages in the event any registration statement is not filed by the applicable Filing Date or declared effective by the applicable Effectiveness Date, and in certain other limited circumstances, on a monthly basis until cured. The Registration Rights Agreement further provides that we shall use commercially reasonable efforts to keep such registration statements effective at all times until all securities covered by such registration statements have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144.

 The Placement Agency Agreement

Dawson James served as our exclusive placement agent in connection with the Private Placement pursuant to the terms of the Placement Agency Agreement. Pursuant to the Placement Agency Agreement, Dawson James is entitled to receive (i) a cash fee equal to 4.6% of the aggregate gross proceeds of the Private Placement, (ii) up to $55,000 for legal fees and expenses, and (iii) a warrant exercise fee of 7% of the gross cash proceeds received as a result of the exercise for cash of any April PIPE Warrants or any warrants issued in connection with our private placement that closed on February 17, 2026.

Pursuant to the Placement Agency Agreement, certain of our officers have executed, and each of our other officers and directors shall execute on or before the Second Closing, lock-up agreements, pursuant to which they agreed, or shall agree, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company until 30 days after the effective date of the Initial Registration Statement. The Placement Agency Agreement further provides that we shall deliver executed lock-up agreements from each of our other officers and directors and holders of more than 5% of the outstanding shares of Common Stock similar lock-ups shall be delivered in connection with the Second Closing providing for a lock-up period of 30 days after the effective date of the Initial Registration Statement(s).

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Private Placement Shares by the Selling Stockholders. We will, however, receive up to an aggregate of approximately $21.6 million in cash from the exercise of the Warrants, assuming the exercise in full for cash of all the Warrants, which we intend to use for working capital and general corporate purposes.

The Selling Stockholders will receive all of the proceeds of the sale of Private Placement Shares offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of the Private Placement Shares that may be sold from time to time pursuant to this prospectus. See “Plan of Distribution” elsewhere in this prospectus for more information.

SELLING STOCKHOLDERS

The Private Placement Shares being offered by the Selling Stockholders are those issuable to the Selling Stockholders upon conversion of the Notes and exercise of the Warrants at the Initial Conversion Price. Included in the Private Placement Shares being offered by the Selling Stockholders are: an aggregate of 4,939,554 shares of Common Stock issuable upon the conversion of the First Notes and Second Notes, assuming the conversion of the full $13,000,000 in principal plus interest of $1,300,000 (assuming no reduction in the Initial Conversion Price and assuming the First Notes and Second Notes accrued interest at 10% for a period of twelve (12) months); and (ii) an aggregate of 8,082,904 Warrant Shares issuable upon exercise of First Warrants and Second Warrants at an exercise price of $2.67 per share. For additional information regarding the issuances of the Notes and the Warrants, see “The Private Placement,” above. We are registering the Private Placement Shares in order to permit the Selling Stockholders to offer the Private Placement Shares for resale from time to time.

The Private Placement Shares being offered by the Selling Stockholders do not include an aggregate of up to 21,839,475 First Conversion Shares and Second Conversion Shares that may be issued upon conversion of the First Notes and Second Notes if such conversions are made at the Floor Price (assuming the First Notes and Second Notes accrued interest at 10% for a period of twelve (12) months), which is subject to receipt of Stockholder Approval and, if Stockholder Approval is obtained, will be registered under a separate registration statement to be filed with the SEC after Stockholder Approval is obtained.

Each of the Selling Stockholders entered into a securities purchase agreement with the Company on October 16, 2025, pursuant to which they purchased shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) and warrants from the Company, at a combined purchase price of $25.00 for each shares of Series B Preferred Stock and accompanying warrant, in a private placement transaction, which closed on October 17, 2025. Additionally, each of the Selling Stockholders entered into a securities purchase agreement with the Company on February 12, 2026, pursuant to which they purchased senior convertible notes in the aggregate principal amount of $6,042,985.39, together with warrants to purchase an aggregate of 1,937,598 shares of Common Stock, in a private placement transaction, which closed on February 17, 2026. Except for the foregoing, the ownership of the First Notes and the First Warrants and the potential future ownership of any Second Notes, Second Warrants, Additional Notes and Additional Warrants that they may purchase from the Company in the future pursuant to the Purchase Agreement, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder, based on its ownership of shares of Common Stock, the First Notes and the First Warrants, the Second Notes and Second Warrants to be issued promptly after the effectiveness of the registration statement of which this prospectus forms a part, as well as any other outstanding securities convertible or exercisable for shares of Common Stock, as of June 17, 2026, assuming conversion and exercise of the First Notes and Second Notes at the Initial Conversion Price, exercise of the First Warrants and Second Warrants, and the conversion or exercise of any other outstanding securities convertible or exercisable for shares of Common Stock, as applicable, held by the Selling Stockholders on that date, without regard to any limitations on exercises or conversions. The second column does not include the shares of Common Stock that may become issuable upon conversion of the First Notes and the Second Notes at the Floor Price instead of the Initial Conversion Price, which is subject to receipt of Stockholder Approval.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders. In accordance with the terms of a Registration Rights Agreement entered into with the Selling Stockholders, this prospectus generally covers the resale of the maximum number of shares of Common Stock issuable upon conversion or exercise of the First Notes and Second Notes at the Initial Conversion Price and the First Warrants and Second Warrants, as applicable, determined as if the First Notes, Second Notes, First Warrants and Second Warrants were converted at the Initial Conversion Price or exercised in full, as applicable, as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on exercises or conversions.

The fourth column assumes the sale of all of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus. Because each Selling Stockholder may dispose of all, none or some portion of their Private Placement Shares, no estimate can be given as to the number of Private Placement Shares that will be beneficially owned by a Selling Stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the Private Placement Shares covered by this prospectus will be beneficially owned by the Selling Stockholders and further assumed that the Selling Stockholders will not acquire beneficial ownership of any additional shares of our Common Stock during the offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Private Placement Shares in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

Under the terms of the Notes and the Warrants, a Selling Stockholder may not convert or exercise its applicable Notes or Warrants to the extent such exercise or conversion, as applicable, would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% (or, at the election of the holder, 9.99%) of our then outstanding Common Stock following such exercise or conversion, as applicable, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the Notes or exercise of the Warrants which have not been converted or exercised. The number of shares in the second and fourth columns and the percentage in the fifth column does not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes our shares of Common Stock with respect to which the Selling Stockholders have sole or shared voting and investment power. The percentage of our shares of Common Stock beneficially owned by the Selling Stockholders prior to the offering shown in the table below is based on 2,613,022 shares of our Common Stock outstanding on June 17, 2026.

	Shares of Common	Maximum Number	Shares of Common Stock To Be Beneficially Owned
	Stock	of Private	Immediately Following
	Beneficially	Placement	the Sale of the Private
	Owned	Shares	Placement Shares
	Prior to the	Being Offered	Offered for Resale
Name of Selling Stockholder	Offering	for Resale	Number	Percentage

Alto Opportunity Master Fund, SPC (1)	3,743,586	3,255,615	478,971	7.5%
Anson Investments Master Fund LP (2)	9,259,022	7,325,131	1,933,891	16.3%
Anson East Master Fund LP (3)	3,086,341	2,441,712	644,629	11.3%

*	Represents less than one percent (1%) of the outstanding Common Stock

(1)

Shares of Common Stock beneficially owned prior to the Offering includes: (i) 50 shares of Common Stock; (ii) 2,048 shares of Common Stock issuable upon conversion of 551 shares of Series B Preferred Stock; (iii) 174,411 shares of Common Stock issuable upon conversion of a February Note held prior to this Offering, in the principal amount of $942,985.39, plus interest of $37,202.71; (iv) 302,462 shares of Common Stock issuable upon exercise of warrants held prior to the Offering; (vi) 598,446 shares of Common Stock issuable upon conversion of a First Note in the principal amount of $1,575,000, plus interest of $157,500 (assuming conversion of the First Note at the Initial Conversion Price and that the First Note accrued interest at 10% for a period of twelve (12) months); (vii) 979,275 First Warrant Shares issuable upon exercise of First Warrants; (viii) 636,443 shares of Common Stock that will become issuable upon conversion of a Second Note in the principal amount of $1,675,000, plus interest of $167,500 (assuming conversion of the Second Note at the Initial Conversion Price and that the the Second Note accrued interest at 10% for a period of twelve (12) months); and (ix) 1,041,451 Second Warrant Shares issuable upon exercise of Second Warrants. The shares of Common Stock beneficially owned prior to the Offering does not include 2,645,937 First Conversion Shares and 2,813,932 Second Conversion Shares that may become issuable upon exercise of the First Notes and Second Notes, respectively, if conversions are made at the Floor Price, the issuance of which was approved by the Company’s stockholders at the Annual Meeting.

Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Alto Opportunity Master Fund, SPC is c/o Ayrton LLC 55 Post Road, W, 2nd Floor, Westport, Connecticut 06880.

(2)

Shares of Common Stock beneficially owned prior to the Offering includes: (i) 707,457 shares of Common Stock issuable upon conversion of a February Note held prior to this Offering, in the principal amount of $3,825,000, plus interest of $150,904.11; (ii) 1,226,434 shares of Common Stock issuable upon exercise of warrants held prior to the Offering; (iii) 1,346,503 shares of Common Stock issuable upon conversion of a First Note in the principal amount of $3,543,750, plus interest of $354,375 (assuming conversion of the First Note at the Initial Conversion Price and that the First Note accrued interest at 10% for a period of twelve (12) months); (iv) 2,203,368 First Warrant Shares issuable upon exercise of First Warrants; (v) 1,431,995 shares of Common Stock that will become issuable upon conversion of a Second Note in the principal amount of $3,768,750, plus interest of $376,875 (assuming conversion of the Second Note at the Initial Conversion Price and that the Second Note accrued interest at 10% for a period of twelve (12) months); and (vi) 2,343,265 Second Warrant Shares issuable upon exercise of Second Warrants. Shares of Common Stock beneficially owned prior to the Offering does not include 5,953,357 First Conversion Shares and 6,331,348 Second Conversion Shares that may become issuable upon exercise of the First Notes and Second Notes, respectively, if conversions are made at the Floor Price, the issuance of which was approved by the Company’s stockholders at the Annual Meeting.

Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson IMF”), hold voting and dispositive power over the Common Shares held by Anson IMF. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson IMF is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(3)

Shares of Common Stock beneficially owned prior to the Offering includes (i) 235,819 shares of Common Stock issuable upon conversion of a February Note held prior to this Offering, in the principal amount of $1,275,000, plus interest of $50,301.37; (ii) 408,810 shares of Common Stock issuable upon exercise of warrants held prior to the Offering; (iii) 448,835 shares of Common Stock issuable upon conversion of a First Note in the principal amount of $1,181,250, plus interest of $118,125 (assuming conversion of the First Note at the Initial Conversion Price and that the First Note accrued interest at 10% for a period of twelve (12) months); (iv) 734,456 First Warrant Shares issuable upon exercise of First Warrants; (v) 477,332 shares of Common Stock that will become issuable upon conversion of a Second Note in the principal amount of $1,256,250, plus interest of $125,625 (assuming conversion of the Second Note at the Initial Conversion Price and that the Second Note accrued interest at 10% for a period of twelve (12) months); and (vi) 781,089 Second Warrant Shares issuable upon exercise of Second Warrants . The shares of Common Stock beneficially owned prior to the Offering does not include 1,984,452 First Conversion Shares and 2,110,449 Second Conversion Shares that may become issuable upon exercise of the First Notes and Second Notes, respectively, if conversions are made at the Floor Price, the issuance of which was approved by the Company’s stockholders at the Annual Meeting.

Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson EMF”), hold voting and dispositive power over the Common Shares held by Anson EMF. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson EMF is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the Private Placement Shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Private Placement Shares offered hereby will be passed upon for us by Blank Rome LLP.

EXPERTS

RenX Enterprises Corp.

The consolidated financial statements of RenX Enterprises Corp. (fka Safe and Green Development Corporation) and Subsidiaries for the two years ended December 31, 2025 and 2024 have been audited by M&K CPAs, PLLC, independent registered public accounting firm, as set forth in their report thereon appearing in our Annual Report on Form 10-K for the year ended December 31, 2025, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on our ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

Resource Group US Holdings LLC

The financial statements of Resource Group US Holdings LLC for the two years ended December 31, 2024 and 2023, have been audited by M&K CPAs, PLLC, independent registered public accounting firm, as set forth in their report thereon appearing in RenX Enterprises Corp.’s Current Report on Form 8-K filed on August 12, 2025, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we, the Selling Stockholders nor any agent, underwriter or dealer has authorized any person to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about RenX Enterprises Corp. is contained at our website, www.renxent.com. Information on our website is not incorporated by reference into this prospectus. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-41581):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on April 1, 2026;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 15, 2026;

●	Our definitive proxy statement on Schedule 14A, filed with the SEC on May 15, 2026;

●	Our Current Reports on Form 8-K, filed with the SEC on August 12, 2025, January 6, 2026, January 12, 2026, January 30, 2026, February 17, 2026, March 30, 2026, April 10, 2026, April 13, 2026, May 5, 2026 and June 15, 2026; and

●	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 10, initially publicly filed with the SEC on December 23, 2022, as updated by the description of our Common Stock, filed as Exhibit 4.30 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 1, 2026, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made with the SEC (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements after the date of this prospectus and until the offering of securities covered by this prospectus has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

We will provide, without charge, to each person to whom a copy of this prospectus or any other supplement or amendment forming a part of the registration statement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein and therein, including exhibits. Requests should be directed to:

RenX Enterprises Corp.

100 Biscayne Blvd., #1201

Miami, Florida 33132

(786) 808-5776

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fee payable to the Securities and Exchange Commission.

Amount
SEC registration fee	$3,669
Legal fees and expenses	150,000
Accounting fees and expenses	10,000
Miscellaneous	6,331
Total:	$170,000

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in our best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The DGCL further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director for payments of unlawful dividends or unlawful stock repurchases or redemptions; (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.

Our Amended and Restated Certificate of Incorporation, as amended (“Charter”), and Second Amended and Restated Bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under Delaware law.

In addition, as permitted by Delaware law, our Charter includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director, except to the extent such an exemption from liability thereof is not permitted under the DGCL.

As permitted by the DGCL, we have entered into indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as our officer, director, employee or agent or any of our affiliated enterprises. Under these agreements, we are not required to provide indemnification for certain matters, including:

●	indemnification beyond that permitted by the DGCL;

●	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

●	indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of our stock;

●	indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;

●	indemnification for proceedings or claims brought by an officer or director against us or any of our directors, officers, employees or agents, except for claims to establish a right of indemnification or proceedings or claims approved by our board of directors or required by law;

●	indemnification for settlements the director or officer enters into without our consent; or

●	indemnification in violation of any undertaking required by the Securities Act or in any registration statement filed by us.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

We have an insurance policy in place that covers our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16. Exhibits.

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-3, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 19, 2023 (File No. 001-41581)).
3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 19, 2023 (File No. 001-41581)).
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2024 (File No. 001-41581))
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2024 (File No. 001-41581))
3.5	Amendment No. 1 to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Form 8-K filed by the Registrant with the Securities and Exchange Commission on June 4, 2025 (File No. 001-41581))
3.6	Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to Form 8-K filed by the Registrant with the Securities and Exchange Commission on June 4, 2025 (File No. 001-41581))
3.7	Certificate of Designation of Series B Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Form 8-K filed by the Registrant with the Securities and Exchange Commission on October 22, 2025 (File No. 001-41581))
3.8	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Form 8-K filed by the Registrant with the Securities and Exchange Commission on October 22, 2025 (File No. 001-41581))
3.9	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 22, 2025 (File No. 001-41581))
3.10	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 22, 2025 (File No. 001-41581))
3.11	Certificate of Amendment to Amended and Restate Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed by the Registrant with the Securities and Exchange Commission on March 30th, 2026 (File No. 001-41581).
4.1	Form of Senior Convertible Note, dated May 4, 2026, by and between RenX Enterprises Corp and the purchasers identified on the signature pages thereto (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2026 – Commission File No. 001-41581)
4.2	Form of Warrant (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2026 – Commission File No. 001-41581)
5.1+	Opinion of Blank Rome LLP
10.1	Placement Agency Agreement, dated April 30, 2026, between the Company and Dawson James Securities, Inc. (incorporated herein by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2026 – Commission File No. 001-41581)
10.2#	Form of Securities Purchase Agreement, dated April 30, 2026, by and between RenX Enterprises Corp and the purchasers identified on the signature pages thereto (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2026 – Commission File No. 001-41581)
10.3	Form of Registration Rights Agreement, dated April 30, 2026, by and between RenX Enterprises Corp and the purchasers identified on the signature pages thereto (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2026 – Commission File No. 001-41581)
23.1*	Consent of M&K CPAs, PLLC, independent registered public accounting firm for the Registrant
23.2+	Consent of Independent Auditors for Resource Group US Holdings LLC, M&K CPAS, PLLC
23.3+	Consent of Blank Rome LLP (included in Exhibit 5.1)
24.1+	Powers of Attorney (included on the signature page of the initial Registration Statement)
107+	Calculation of Filing Fee Table

*	Filed herewith.
+	Previously filed.
#	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 22 day of June, 2026.

RENX ENTERPRISES CORP.

By:	/s/ David Villarreal
David Villarreal
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ David Villarreal	Chief Executive Officer and Director	June 22, 2026
David Villarreal	(Principal Executive Officer)

/s/ Nicolai Brune	Chief Financial Officer	June 22, 2026
Nicolai Brune	(Principal Financial and Accounting Officer)

*	Director	June 22, 2026
Peter G. DeMaria

*	Director	June 22, 2026
John Scott Magrane, Jr.

*	Director	June 22, 2026
Christopher Melton

Director
Jeffrey Tweedy

*	Director	June 22, 2026
Bjarne Borg

*	Director	June 22, 2026
James D. Burnham

*	Director	June 22, 2026
Anthony M. Cialone

By:	* /s/ Nicolai Brune
Nicolai Brune, Attorney-in-fact